EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, Manulife Investment Management Limited and Manulife Investment Management (US) LLC agree that the Schedule 13G to which this Agreement is attached, relating to the First Watch Restaurant Group Inc. is filed on behalf of each of them.

Manulife Financial Corporation
May 6, 2026
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management Limited
May 7, 2026
Date
/s/ Christopher Walker
Signature
Christopher Walker / Chief Compliance Officer
Name / Title
Manulife Investment Management (US) LLC
May 6, 2026
Date
/s/ Paul Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.